EXHIBIT 10.4

                AMENDMENT AND RATIFICATION OF SECURITY AGREEMENT

                                                            September 27, 1996


The First National Bank
of Boston, as Agent
100 Federal Street
Boston, Massachusetts 02110

         Re: Loan Arrangement by and among The First National Bank of Boston, as Agent for the Lenders, the Lenders, and Dollar Tree Distribution, Inc., Dollar Tree Stores, Inc., and Dollar Tree Management, Inc.


Gentlemen:

         Reference is made to a loan arrangement (the "Loan Arrangement") dated as of January 11, 1996 by and among NationsBank, N.A., as agent for the Lenders pursuant to that certain Credit Agreement dated January 11, 1996 (the "Loan Agreement"), with Dollar Tree Distribution, Inc. ("DTD"), Dollar Tree Stores, Inc. ("DTS"), and Dollar Tree Management, Inc.("DTM"). The undersigned has executed and delivered to NationsBank, N.A., as agent for the Lenders, a certain Security Agreement-Commercial dated January 11, 1996 (the "Security Agreement") pursuant to which the undersigned granted a security interest in certain Collateral (as defined therein) as security for the undersigned's Indebtedness (as defined therein) to the Lenders. The undersigned has also executed and delivered to the Lenders a certain Guaranty dated January 11, 1996 (the "Guaranty") pursuant to which the undersigned guarantied the Indebtedness (as defined therein) of DTD to the Lenders.



         The Lenders, NationsBank, N.A., agent, DTS, DTM, and DTD have agreed to amend and restate the Loan Arrangement (the "Amended Loan Arrangement"), pursuant to which, among other things, (i) the principal amount of the loans to be made to DTD shall be increased to $135,000,000.00, (ii) First Union National Bank of Virginia, AmSouth Bank of Alabama, and Union Bank of California, N.A. shall join as Lenders, and (iii) NationsBank, N.A. shall resign as Agent, and The First National Bank of Boston, shall be appointed as successor Agent of the Lenders.

         In connection with the Amended Loan Arrangement, DTS, DTM, and DTD have on this date executed and delivered among other documents, instruments, and agreements, (i) a certain Amended and Restated Revolving Credit Agreement (the "Amended Loan Agreement") to the Lenders which are a party to the Amended Loan Agreement and to The First National Bank of Boston, as Agent for

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the Lenders, (ii) a certain Unlimited Guaranty (the "New Guaranty"), pursuant to which the undersigned  has guarantied the  Obligations  (as defined  therein) of
DTD) to the Lenders which are a party to the Amended Loan Agreement and to The First National Bank of Boston, as Agent for the Lenders.

         In order to induce the Lenders and the Agent to enter into the Amended Loan Agreement, the undersigned hereby:


         a. Ratifies, confirms and reaffirms, except as modified by this Agreement, all and singular, the terms and conditions of the Security Agreement, including, without limitation, all representations, warranties and covenants made therein;

         b. Acknowledges and agrees that any and all references in the Security Agreement (i) to the term "Lenders" or to the term "Banks" shall mean and refer to the Lenders presently a party to the Amended Loan Agreement, together with any other institutions who may hereafter become parties to the Amended Loan Agreement, (ii) to the term "Agent" shall mean and refer to The First National Bank of Boston, or any successor Agent as provided for in the Amended Loan Agreement, and (iii) to the term "Loan Agreement" shall mean and refer to the Amended Loan Agreement, and any other modifications, amendments, substitutions or renewals thereof.

         c. Acknowledges, confirms and agrees that the Indebtedness (as defined in the Security Agreement) of the undersigned to the Lenders and the Agent includes, without limitation,(i) the Obligations (as defined in the Amended Loan Agreement, and any further any modifications, amendments, substitutions or renewals thereof, (ii) the Guaranty, and any modifications, amendments, substitutions or renewals thereof, and
                  (iii) the New Guaranty, and any modifications, amendments, substitutions or renewals thereof.


         d. Acknowledges and agrees that the Security Agreement is amended by deleting therefrom the first sentence in the paragraph entitled "Location of Collateral" on page 2, and replacing it with the following: "The locations of the Collateral are listed on Exhibit "1" attached hereto and incoporated herein by reference".

         e. Acknowledges and agrees that the Security Agreement is amended by deleting therefrom the text "12.6" in the

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                  paragraph entitled "Remedies" on page 5, and replacing
                  it with the following: "19".


         f. Acknowledges and agrees that the Security Agreement is amended by deleting therefrom the entire text in the paragraph entitled "Application of Proceeds on Default" on page 6, and replacing it with the following:

                           "After the occurrence of an Event of Default, the proceeds from the sale of the Collateral shall be distributed in accordance with the provisions of
                           Section 12.5 of the Loan Agreement."

         g. Acknowledges and agrees that the Security Agreement is amended by deleting the first sentence in the last paragraph on page 6, and replacing it with the following:

                  "This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, and all jurisdictional and venue requirements shall be determined in accordance with the provisions of the Loan Agreement. Further, in the event that there are any inconsistencies between this Agreement and the Loan Agreement, the terms and conditions of the Loan Agreement shall govern."

         h. Acknowledges, confirms and agrees that any and all Collateral previously, now or hereafter granted by the undersigned to the Bank shall secure the prompt, punctual and faithful payment and perform of all and each of the undersigned's Indebtedness to the Lenders and the Agent;

         i. Acknowledges, confirms and agrees that the Security Agreement shall remain in full force and effect and shall in no way be effected or modified by the execution of the Amended Loan Agreement and/or any other documents, instruments and/or agreements executed in connection therewith.


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         This  letter  shall take effect as a sealed  instrument  as of the date first written above.

                                         DOLLAR TREE STORES, INC.


                                         By:  /s/ H. Ray Compton
                                             ---------------------------------
                                             Name: H. Ray Compton
                                             Title: Executive Vice President


Accepted and agreed this 27th day of September, 1996


THE FIRST NATIONAL BANK OF BOSTON
As Agent

By: /s/ Bethann R. Halligan
   ---------------------------
Name:  Bethann R. Halligan
Title Managing Director



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